UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 24, 2006

                                   ----------


                           CIRCLE GROUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Illinois                    000-27841               22-3768777
(State or other jurisdiction of    (Commission file number)  (I.R.S. employer
  incorporation or organization)                             identification no.)

            1011 Campus Drive
           Mundelein, IL 60060                                     60060
 (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (847) 549-6002


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

Item 3.02         Unregistered Sales of Equity Securities.

On March 24 through 30, 2006, we entered into private placement subscription agreements pursuant to which we sold unregistered shares of our common stock, par value $0.00005 per share ("Common Stock"), and warrants exercisable for Common Stock. We sold approximately 205 units in the private placement, with each unit consisting of 40,323 shares of Common Stock. In addition, investors who invested at least $500,000 in the private placement received a five-year warrant with an exercise price of $1.00 per share to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock purchased (the "Warrants"). In the aggregate we sold 8,279,599 shares of Common Stock, and Warrants to purchase an additional 161,292 shares of Common Stock. Gross proceeds from the sale total $5,133,298. We also entered into a registration rights agreement in connection with the private placement pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock and Common Stock underlying the Warrants.

National Securities Corporation ("National Securities") served as the lead placement agent in connection with the private placement. National Securities will receive cash fees in the aggregate of $513,330 and warrants to purchase 827,960 shares of Common Stock on terms which are identical to the Warrants included in the units except that the exercise price is $0.68 per share and they contain an assignment provision. In addition, the placement agent's warrant has registration rights that are the same as those afforded to investors in the private placement.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

The description of the terms of sale of the securities described in this report is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2006, Edward L. Halpern, age 76, announced his retirement from our Board of Directors.

Also, at its meeting on March 22, 2006, our Board of Directors promoted Steve Cohen, formerly Vice President of Corporate Development, to President, an office previously held by Greg Halpern. Greg Halpern continues to hold the office of Chief Executive Officer. Mr. Cohen, age 50, has been employed by Circle Group since 2002 when he was hired as our director of investor relations. He was promoted to Vice President of Corporate Development in 2003. Prior to joining Circle Group, Mr. Cohen had 25 years' experience at the Chicago Mercantile Exchange where he worked in various trading pit and back office positions. Mr. Cohen attended college at the University of Illinois and Oakton Community College.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

No.               Description
---               --------------------------------------------------------------
4.1               Form of Subscription Agreement
4.2               Form of Warrant to Purchase Common Stock
4.3               Form of Registration Rights Agreement



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 30, 2006


                           CIRCLE GROUP HOLDINGS, INC.


                               By: /s/ Greg Halpern
                               --------------------
                               Name: Greg Halpern
                               Title:  CEO


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                                INDEX TO EXHIBITS

No.               Description

4.1               Form of Subscription Agreement
4.2               Form of Warrant to Purchase Common Stock
4.3               Form of Registration Rights Agreement